EXHIBIT 99.1

News Release

Contact:

Ellen Ewart

Vice President, Investor and Media Relations

410-689-7632

eewart@foundationcoal.com

Foundation PA Coal Company Announces Debt Repayment

Linthicum Heights, Maryland, August 4, 2005 – Foundation PA Coal Company, an affiliate of Foundation Coal Holdings, Inc. (NYSE:FCL), announced today the voluntary repayment of $20 million of its Bank Term Loan B. Combined with $85 million paid down at the end of 2004, the Company has repaid $105 million of the original $470 million loan. All of Foundation’s long-term debt, now totaling $665 million, is held by Foundation PA Coal Company.

After the current repayment, the Company’s leverage, as measured by the ratio of outstanding total debt to last twelve months adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“EBITDA”), will stand at approximately 3.1 times, down from 4.5 times at July 30, 2004. With continued growth in EBITDA as indicated by Foundation Coal Holdings, Inc.’s recently updated guidance for 2005, the Company’s expects its leverage ratio to be below 2.5 times by December 31, 2005.

Foundation Coal Holdings, Inc. is a major U.S. coal producer with 13 coal mines and related facilities in several states including Pennsylvania, West Virginia, Illinois, and Wyoming. Through its subsidiaries Foundation Coal employs approximately 2,700 people and produces approximately 65 million tons annually, largely for utilities generating electricity. Foundation’s corporate offices are in Linthicum Heights, MD.

Certain statements relating to the future prospects, developments, business strategies, analyses and other information that is based on forecasts of future results and estimates of amounts not yet determinable are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. The company has used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting the company and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control, that could cause the company’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These factors include, but are not limited to: market demand for coal, electricity and steel; weather conditions or catastrophic weather-related damage; the company’s production capabilities; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; environmental laws, including those directly affecting the company’s coal mining and production, and those affecting the company’s customers’ coal usage; regulatory and court decisions; railroad, barge, trucking and other transportation performance and costs; our assumptions concerning economically recoverable coal reserve estimates; employee workforce factors; changes in postretirement benefit and pension obligations; the company’s liquidity, results of operations and financial condition. The company advises investors that it discusses additional risk factors and uncertainties that could cause Foundation Coal Holdings Inc. actual results to differ from forward-looking statements in the company’s Form 10-K for the Fiscal Year ending December 31, 2004 filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors”.  The investor should keep in mind that any forward-looking statement made by the company in this news release or elsewhere speaks only as of the date on which the company makes it. New risks and uncertainties come up from time to time, and it is impossible for the company to predict these events or how they may affect the company. The company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law. In light of these risks and uncertainties, the investor should keep in mind that any forward-looking statement made in this news release or elsewhere might not occur.

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